UNITED STATES
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EVERGREEN RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

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On May 19, 2004, Evergreen Resources, Inc. (the “Company”) participated in Bear Stearn’s Global Credit Conference held in New York City during which some of the terms of the proposed merger of the Company with a wholly owned subsidiary of Pioneer Natural Resources Company were discussed. Set forth below are the slides presented at the conference.

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EVERGREEN RESOURCES, INC.

Bear Stearns

Global Credit Conference

New York

May 19, 2004

Forward Looking Statements

[LOGO]

This presentation contains forward-looking statements within the meaning of federal securities laws, including statements regarding, among other things, the company’s growth strategies; anticipated trends in the company’s business and its future results of operations; market conditions in the oil and gas industry; the ability of the company to make and integrate acquisitions; and the impact of government regulations.  These forward-looking statements are based largely on the company’s expectations and are subject to a number of risks and uncertainties, many of which are beyond the company’s control.  Actual results could differ materially from those implied by these forward-looking statements as a result of, among other things, a decline in natural gas production, a decline in natural gas prices, incorrect estimations of required capital expenditures, increases in the cost of drilling, completion and gas collection, an increase in the cost of production and operations, an inability to meet projections, and/or changes in general economic conditions.  In light of these and other risks and uncertainties of which the company may be unaware or which the company currently deems immaterial, there can be no assurance that actual results will be as projected in the forward-looking statements.  These and other risks and uncertainties are described in more detail in the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

EVG / PXD - Transaction Terms

Transaction Consideration:	Evergreen’s common shareholders will receive:
	•	0.58175 shares of Pioneer stock,
	•	$19.50 per share in cash and
	•	Cash equal to the greater of:
• $0.35 per share (~$15 million) as a consideration from Pioneer for the Kansas properties
• Net proceeds from the sale of the Kansas properties to a third party

Purchase Price per Share:	$39.35 (assuming Pioneer retains Kansas properties)

Transaction Structure:	Tax-free (Section 368a) Reorganization

Estimated Closing:	September / October

Conditions:	•	Pioneer shareholder approval
	•	Evergreen shareholder approval
	•	Hart Scott Rodino approval

Termination Fee:	$35 million

Strategic Implications for PXD/EVG

Pioneer Strategy		Evergreen Model

•	Moderate low-risk growth from onshore, long-live foundation assets	•	Best long-lived onshore gas platform in North America with excellent growth potential

•	Lower maintenance capital needed to preserve stable production and reserve base	•	Maintenance capital requirements among lowest in upstream sector

•	Deploy position of free cash flow to high impact, high return exploration and acquisitions	•	Exceptional full cycle economics provide strong free cash flow available for reinvestment

•	Harvest portion of cash flow from exploration successes to rebalance portfolio with additional long-life assets	•	Reserve profile strongly complements diversified portfolio foundation

•	Grow through consolidation of core areas	•	Substantial Rockies acreage position in key growth basins with significant consolidation potential

•	Strengthen expertise and improve ability to leverage other plays	•	Preeminent CBM platform providing ability to leverage expertise with
• Statistic plays
• Fracture simulation technology
• Lower pressure gas gathering systems

Impact to PXD with EVG

•                  Adds 2.4 TCFE of proved and probable North America gas reserves at acquisition cost plus future development costs of $1.22 per MCFE

•                  Adds 1.5 TCFE of proved reserves at an acquisition finding cost of $1.40 per MCFE

•                  Adds ~900 BCFE of low-risk probable reserves

•                  Adds 2,000+ low-risk drilling locations in new core area

•                  Adds eight years of low-risk production growth from current drilling locations

•                  Accretive to free cash flow per share in 2005

•                  Increases North America reserves from 81% to 86%

•                  Increases natural gas reserves from 46% to 59%

•                  Creates new core area onshore U.S.

•                  Creates operating efficiencies and economies of scale

•                  Provides Denver office to access Rockies opportunities

•                  Enhances Canadian asset portfolio

Pioneer is Reloading Lower-Risk Onshore Base (MBOE/D

[CHART]

•                  Over time, production profile shifts to more risky projects

[CHART]

•                  Rebalances production profile adding low-risk growth to base

EVG:  A Simple Story in a Complex Industry

•                  Long-lived reserves from geographically diverse core areas

•                  Well-executed business strategy, primarily focused on unconventional North American natural gas with balanced pursuit of development, exploration and acquisition opportunities

•                  Proven ability to generate sustained growth while demonstrating financial discipline

•                  Low-cost structure maintained through control of operations, economies of scale, vertical integration and technological innovation

•                  Low-risk, development-oriented growth profile supplemented by exploration upside and strategic acquisitions in core operating areas

•                  Experienced management team with a solid track record of success

U.S. Unconventional Gas Opportunity

U.S. Conventional vs. Unconventional Gas Resource Potential (Tcf)

[GRAPHIC]

Source: Energy Information Administration, Office of Integrated Analysis and Forecasting (as of 1999)

Coal Bed Methane As % of Total U.S. Gas Production

[CHART]

Source: Cambridge Energy Research Associates (Updated February 2004)

Conventional Gas vs. Coal Bed Methane Production

	Conventional Gas		Coal Bed Methane
Gas Quality	•	Gas typically associated with NGLs: approximately 80% methane	•	Gas typically dry: approximately 99%+ methane, H2S not present

Drilling	•	500 to 15,000 feet	•	500 to 5,000 feet

Water Production	•	Usually brine; rates may increase during production life; water is typically re-injected	•	Rates typically decrease during production life; numerous options for disposal; water may be usable at surface

Reservoir	•	Gas reserves and production are closely tied to initial pressure	•	Gas is adsorbed on the coal and is produced desorbed when pressure is decreased

Production Mechanism	•	Reservoir pressure maintenance	•	Reservoir desorption and dewatering

Compression	•	Fewer stages required	•	More stages required

Well Drilling Pattern	•	Initially, 1 to 2 wells per section, but density may be increased	•	4 to 8 wells per section

Gas Production	•	Gas can be shut-in and reactivated with little problems	•	CBM well may need dewatering reinstated if not continually produced

Production Profile		[CHART]		[CHART]

Evergreen’s Competitive Advantage

•                  Structured to optimize the development of unconventional natural gas reservoirs

•                  Vertical integration makes Evergreen unique in the industry

•                  Direct control of nearly every phase of operations, from drilling and completing wells through gathering and marketing of gas production

•                  Construct and own extensive gas gathering and compression system in the Raton Basin

•                  Operational control enables Evergreen to effectively manage its growth

•                  Operates substantially all producing properties

•                  Operational control provides an efficient cost structure as well as the quality control and capital / technical flexibility necessary to succeed in unconventional natural gas development

•                  Large and contiguous acreage positions provide economies of scale and improved flexibility in field development

•                  Track record of technological innovation provides competitive edge in technology-driven unconventional gas development

•                  First E&P company to economically recover CBM from under-pressured coal reservoirs in the Raton Basin

•                  Meaningful innovations in fracture stimulation and cementing techniques

Evergreen Acreage Position

(Thousands of acres)

	Developed		Undeveloped		Total
	Gross	Net	Gross	Net	Gross	Net

Raton	224	205	189	161	413	367
Piceance/Uintah	53	48	192	176	245	223
Canada	87	45	71	60	159	105

Evergreen Asset Base

[GRAPHIC]

Proved reserves	1.5 TCFE
% operated	~100%
% natural gas	~100%
% North America	100%
2003 net average production	127 MMCFE/D
Current net daily production	150 MMCFE/D
R/P ratio	32 years
PDP R/P ratio	20 years

Track Record of Reserve and Production Growth

Proved Reserves

[CHART]

Production

[CHART]

Raton Basin - Overview

[GRAPHIC]

Working Interest	75 - 100%
Operator	EVG

Proved Reserves 12/31/03 (Bcfe)	1,393
% PUD	38%
% Gas	100%
Current Production (MMcfe/d)	133
R/P (Years)	29

Net Developed Acreage	205,452
Net Undeveloped Acreage	161,249
Total Net Acreage	366,701

2004 Capex Budget ($mm)	$109
Wells to Be Drilled	200

Raton Basin - Geology

[GRAPHIC]

Multiple intervals continue to be developed in new wells, as well as existing wells through state-of-the-art recompletions.

The coals and tight sands of the Raton and Vermejo formations are our primary objectives.

Extensive in-fill drilling opportunities continue to exist in the current gas price environment ($4.00/Mcf or greater).

Raton Basin Comparative Well Economics

	Vermejo Coal Well		Raton Coal Twin Well

Well Cost	$400,000		$200,000
Reserves	~ 1.15	Bcf	~ 1.0	Bcf
Finding Cost	$0.35	/ Mcf	$0.20	/ Mcf

$4.00 per Mcf Nymex
Payout	~ 4.0	years	~ 4.0	years
ROI	> 6.5:1		> 8:1
Rate of Return	> 40%		> 50%

$5.00 per Mcf Nymex
Payout	~ 4.0	years	~ 4.0	years
ROI	> 8:1		> 10:1
Rate of Return	> 50%		> 60%

Evergreen - Production History

[CHART]

Raton Basin – Future Development Plan

[GRAPHIC]

•                  Vermejo coals: development, extensions & infill drilling (~1,000 locations)

•                  Raton coals: twin wells (~400 locations)

•                  Deep fractured shales and Raton sands opportunities

As of 1/1/2004

Evergreen’s Gas Collection System

[GRAPHIC]

•                  Wholly owned and operated

•                  Capacity to absorb future production growth

•                  System redundancy

As of 1/1/04

Rocky Mountain Gas Basins

[GRAPHIC]

Piceance / Uintah Basins - Overview

[GRAPHIC]

Average Working Interest	84%
Operator	EVG, et al

Proved Reserves 12/31/03 (Bcfe)	65
% PUD	49%
% Gas	94%

Daily Production Since Acquisition (MMcfe/d)	6
R/P (Years)	30

Net Developed Acreage	47,710
Net Undeveloped Acreage	175,723
Total Net Acreage	223,433

2004 Capex Budget ($mm)	$35
Wells to Be Drilled	55

Piceance / Uintah Basins – Geology and Opportunities

[GRAPHIC]

•                  Development drilling

•                  Stepout drilling

•                  Infill drilling

•                  Exploration drilling

•                  Recompletions of existing zones

•                  New zone additions

Canada - Overview

[GRAPHIC]

Average Working Interest	63%
Operator	EVG, et al

Proved Reserves 12/31/03 (Bcfe)	37
% PUD	28%
% Gas	88%

Daily Production Since Acquisition (MMcfe/d)	11
R/P (Years)	9

Net Developed Acreage	44,728
Net Undeveloped Acreage	60,106
Total Acreage	104,834

2004 Capex Budget ($mm)	$34
Wells to Be Drilled	65

Canada – Geology and Opportunities

[GRAPHIC]

•                  Development drilling

•                  Stepout drilling

•                  Infill drilling

•                  Exploration drilling

•                  Recompletions of existing zones

•                  New zone additions

•                  Conventional & unconventional reservoirs

Kansas - Overview

Total Net Acreage: 746,000

[GRAPHIC]

Kansas – Geology and Opportunities

[GRAPHIC]

•                  Perfect fit with business strategy of acquiring and developing unconventional natural gas properties in North America

•                  Prospective pay zones include:

•             12+ coals

•             6+ shales

•             3 – 6 sands

•                  60+ wells drilled in 2004

•                  Approximately 100 wells in production testing by 12/31/04

Alaska’s Cook Inlet Basin

[GRAPHIC]

• Established Conventional Gas:

Discovered 1957

Declining gas supply in this region

6.2 Tcf produced to date

• Cook Inlet Basin Resource

1.5 trillion tons coal possible

200 Tcf CBM resource possible

• Pioneer Unit acquired in 2001

• Evergreen Expands Acreage in 2003

• 5 core holes drilled to test gas quality

Financial Overview

$200 Million Senior Subordinated Notes

Issuer:	Evergreen Resources, Inc.

Amount:	$200 million

Form:	Senior Subordinated Notes

Distribution:	144A / Reg S offering (with registration rights)

Maturity:	8 Years (2012)

Mandatory Redemption:	Change of control put at 101%

Optional Redemption:	Non-callable for 4 years; 3-year equity claw back:
35% of issue at a premium of par plus coupon

Use of Proceeds:	Repay existing bank debt and general corporate purposes

Ratings:	Ba3 / BB-

Interest Rate:	5 7/8%, yield 6%

Hedging Position

Remaining Contract Period	Market	Volume in Mcf/day	Weighted Average $/Mcf

Apr 04 – Oct 04	Midcontinent	65,000	4.86
Apr 04 – Dec 04	Midcontinent	50,000	4.20
Apr 04 – Dec 04	Northwest Pipeline	3,000	4.33
Apr 04 – Dec 04	AECO – Canada	4,739	4.63
Oct 04	Midcontinent	10,000	5.79
Nov 04 – Dec 04	Midcontinent	50,000	5.89
Jan 05 – Dec 05	Midcontinent	100,000	5.14

Corporate Performance

Consistently Ranked as an Industry Leader in:

Low Finding and Development Costs

Reserve Per Share Growth

Production Per Share Growth

Recycle Ratio (Full Cycle Economics)

Historical Financial Performance

Net Income(1)

[CHART]

Funds From Operations(2)

[CHART]

(1)         2002 net income adjusted for after-tax impairment of international properties.

(2)         Defined as cash flow from operations before changes in working capital.

Components of Growth

Reserve Replacement

[CHART]

Finding and Development Costs(1), (2)

[CHART]

(1)         Includes capital spending on gathering and compression system.

(2)         2003 costs exclude $33.4 million deferred tax gross-up associated with Carbon acquisition.

Low cost Structure / High Profitability

Lease Operating Expenses

[CHART]

Efficiency Ratio(1)

[CHART]

(1)         Efficiency Ratio = Netback / F&D costs from all sources.

Proven Reserves

(In Trillion Cubic Feet Equivalent)

[CHART]

* Includes Carbon Energy

2004 Drilling Program

Gross Wells Drilled	Q1	Q2	Q3	Q4	Total
	(a)	(e)	(e)	(e)	(e)
Raton Basin	47	64	52	37	200

Kansas	12	10	20	19	61

Piceance/Uintah	5	15	20	15	55

Canada	2	18	32	13	65

Total Wells	66	107	124	84	381

Total Wells w/o Kansas	54	97	104	65	320

2004 Capital Budget

(In Millions of Dollars)

	Q1a	Q2e	Q3e	Q4e	2004e
Raton Basin:
Drilling and completion	$15.2	$14.2	$11.9	$8.5	$49.8
Collection and compression	7.5	10.5	7.7	6.1	31.8
Equipment	1.8	3.8	1.4	0.3	7.3
Other costs	6.1	5.7	4.8	3.0	19.6

Total Raton Basin	$30.6	$34.2	$25.8	$17.9	$108.5

Piceance/Uintah	2.6	12.6	15.0	4.5	34.7

Canada	7.3	13.3	6.7	6.5	33.8

Alaska & Others	$2.7	1.7	1.0	1.0	6.4

Total Kansas costs	$7.3	$12.5	$10.9	$5.9	$36.6

Total Capital Budget	$50.5	$74.3	$59.4	$35.8	$220.0

Total Capital Budget w/o KS	$43.2	$61.8	$48.5	$29.9	$183.4

Highlights

Nearly 100% of Proven Reserves and Production are Nat. Gas

Almost 100% Operated

Fully Integrated Operations and Services

Established Track Record of Predictable Reserve Growth

Large Inventory of Highly Prospective Future Drilling Locations

Raton Basin CBM only about 50% Drilled

Excellent Well Economics with Proven Low Cost Model

Expanding to Other Areas with Extensive Upside Potential

1000’s of Prospective Locations if Other Areas Successful

Predictable Performance and Growing Net Asset Value

Announced Merger with PXD Creates Corporate and Operating Synergies

The proposed merger will be submitted to each of Pioneer’s and Evergreen’s stockholders for their consideration, and Pioneer will file with the SEC a registration statement containing the joint proxy statement–prospectus to be used by Pioneer to solicit approval of its stockholders to issue additional stock in the merger and to be used by Evergreen to solicit the approval of its stockholders for the proposed merger.  Pioneer will also file other documents concerning the proposed merger.  You are urged to read the registration statement and the joint proxy statement–prospectus regarding the proposed merger when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  You will be able to obtain a free copy of the joint proxy statement–prospectus including the registration statement, as well as other filings containing information about Pioneer at the SEC’s Internet Site (http://www.sec.gov). Copies of the joint proxy statement–prospectus can also be obtained without charge, by directing a request to: Susan Spratlen; 5205 N. O’Connor Blvd, Suite 900, Irving, Texas 75039; 972-969-3583

Pioneer and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Pioneer in connection with the proposed merger.  Evergreen and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Evergreen in connection with the proposed merger. Additional information regarding the interests of those participants may be obtained by reading the joint proxy statement–prospectus regarding the proposed merger when it becomes available.

[GRAPHIC]

Recognized Leader in Coal Bed Methane
Technology & Development

EVERGREEN RESOURCES, INC.

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Legal Information

This filing contains forward-looking statements within the meaning of federal securities laws, including statements regarding, among other things, Evergreen’s growth strategies; anticipated trends in Evergreen’s business and its future results of operations; market conditions in the oil and gas industry; the ability of the company to make and integrate acquisitions; and the impact of government regulations. These forward-looking statements are based largely on Evergreen’s expectations and are subject to a number of risks and uncertainties, many of which are beyond Evergreen’s control. Actual results could differ materially from those implied by these forward-looking statements as a result of, among other things, a decline in natural gas production, a decline in natural gas prices, incorrect estimations of required capital expenditures, increases in the cost of drilling, completion and gas collection, an increase in the cost of production and operations, an inability to meet projections, and/or changes in general economic conditions. In light of these and other risks and uncertainties of which Evergreen may be unaware or which Evergreen currently deems immaterial, there can be no assurance that actual results will be as projected in the forward-looking statements. These and other risks and uncertainties are described in more detail in Evergreen’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

This filing also contains forward looking statements regarding Evergreen’s proposed merger with a wholly owned subsidiary of Pioneer Natural Resources. Forward-looking statements relating to expectations about future results or events regarding the proposed merger are based upon information available to Evergreen as of today’s date, and Evergreen does not assume any obligation to update any of these statements. The forward-looking statements are not guarantees of the future performance of Pioneer, Evergreen or the combined company, and actual results may vary materially from the results and expectations discussed. For instance, although Pioneer and Evergreen have signed an agreement for a subsidiary of Pioneer to merge with Evergreen, there is no assurance that they will complete the proposed merger. The merger agreement will terminate if the companies do not receive necessary approval of each of Pioneer’s and Evergreen’s stockholders or government approvals or fail to satisfy conditions to closing. Additional risks and uncertainties related to the proposed merger include, but are not limited to, conditions in the financial markets relevant to the proposed merger, the successful integration of Evergreen into Pioneer’s business, and each company’s ability to compete in the highly competitive oil and gas exploration and production industry. The revenues, earnings and business prospects of Pioneer, Evergreen and the combined company and their ability to achieve planned business objectives will be subject to a number of risks and uncertainties. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, government regulation or action, foreign currency valuation changes, foreign government tax and regulation changes, litigation, the costs and results of drilling and operations, Pioneer’s and Evergreen’s ability to replace reserves, implement its business plans, or complete its development projects as scheduled, access to and cost of capital, uncertainties about estimates of reserves, quality of technical data, environmental and weather risks, acts of war or terrorism. These and other risks are identified from time to time in Pioneer’s and Evergreen’s SEC reports and public announcements.

The proposed merger of Evergreen with a wholly owned subsidiary of Pioneer will be submitted to each of Pioneer’s and Evergreen’s stockholders for their consideration, and Pioneer will file with the SEC a registration statement containing the joint proxy statement–prospectus to be used by Pioneer to solicit approval of its stockholders to issue additional stock in the merger and to be used by Evergreen to solicit the approval of its stockholders for the proposed merger.  Pioneer and Evergreen will also file other documents concerning the proposed merger.  You are urged to read the registration statement and the joint proxy statement–prospectus regarding the proposed merger when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  You will be able to obtain a free copy of the joint proxy statement–prospectus including the registration statement, as well as other filings containing information about Evergreen at the SEC’s Internet Site (http://www.sec.gov). Copies of the joint proxy statement–prospectus can also be obtained, without charge, by directing a request to Evergreen Resources, Inc., John B. Kelso,  1401 17th Street, Suite 1200, Denver, Colorado 80202, or via telephone at 303-298-8100.

Evergreen and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Evergreen in connection with the proposed merger. Pioneer and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Pioneer in connection with the proposed merger.  Additional information regarding the interests of those participants may be obtained by reading the joint proxy statement–prospectus regarding the proposed merger when it becomes available.